Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Advanced Viral Research Corp. for the registration of 200,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 2000 (which report contains an explanatory paragraph that describes a condition that raises substantial doubt as to the ability of Advanced Viral Research Corp. to continue as a going concern), with respect to the consolidated financial statements of Advanced Viral Research Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ RACHLIN COHEN & HOLTZ LLP
                                        -----------------------------
                                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
March 31, 2000